SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 29, 2005

                              WINTHROP REALTY TRUST
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

       001-06249                                         34-6513657
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(Commission File Number)                    (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4600
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              (Registrant's Telephone Number, Including Area Code)

                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

      On December 29, 2005, two indirectly wholly-owned subsidiaries of Winthrop Realty Trust (the "Trust") acquired from U.S. National Bank Association, an unaffiliated third party, (i) an approximately 92,500 square foot office building in Andover, Massachusetts for a purchase price of $12,750,000 and a leasehold interest in the land on which it is situate, and (ii) an approximately 56,000 square foot office building located in Burlington, Vermont for a purchase price of $5,250,000 and a leasehold interest in the land on which it is situate. The purchase price was provided from the Trust's cash reserves and borrowings under the Registrant's $50 million revolving credit line. The Trust anticipates that it will obtain first mortgage financing with respect to these properties in an original principal amount of at least 50% of the purchase price. Based on the current lease payments, the Trust anticipates that this acquisition will generate an unlevered yield of approximately 19%.

      The land with respect to both properties is owned by Verizon of New England, Inc. ("Verizon") and leased to the Trust pursuant to the terms of two separate ground leases (the "Ground Leases") that the Trust assumed in connection with the transaction. Verizon, in turn, leases the Trust's interest in the land and the improvements pursuant to two separate lease agreements (the "Lease Agreements") on a triple-net basis. That is, Verizon is responsible for all costs associated with the properties (taxes, insurance, maintenance, etc.) while the applicable Lease Agreement is in effect.

The following table sets forth the principal terms of the Lease Agreements:

    Property          Initial Term          Initial Term Rent*         Renewal Terms          Renewal Term Rent*
    --------          ------------          ------------------         -------------          ------------------
Andover                 1/1/2010              $2,544,320             4-5yrs. and 1-10yr.          $2,420,857**
South Burlington        1/1/2010              $1,109,347             4-5yrs. and 1-10yr.          $  944,582**

*     Amount is annual rent. Rent is paid in equal semi-annual installments.
** Rent for the last 5 year renewal term and the 10 year renewal term is based on fair market value

The following table sets forth the principal terms of the Ground Leases:

    Property          Initial Term          Initial Term Rent*         Renewal Terms          Renewal Term Rent*
    --------          ------------          ------------------         -------------          ------------------
Andover                 1/2/2010              $   99,920             4-5yrs. and 1-10yr.       Fair market value
South Burlington        1/2/2010              $   51,584             4-5yrs. and 1-10yr.       Fair market value

*     Amount is annual rent. Rent is paid in equal semi-annual installments.

ITEM 7.01 Regulation FD Disclosure

      On January 3, 2006, the Registrant issued press release announcing the transaction described in Item 2.01 as well as the entering into of a contract to acquire three office buildings in Lisle, Illinois, a Chicago suburb. A copy of the press release is attached hereto as exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

      (c)   Exhibits

      99.1  Press Release dated January 3, 2006.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of January, 2006.

                                                     WINTHROP REALTY TRUST


                                                     By: /s/ Peter Braverman
                                                         -----------------------
                                                         Peter Braverman
                                                         President

                                  EXHIBIT INDEX

Exhibit                                                Page
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99.1     Press Release dated January 3, 2006.           5